Perma-Fix Schedules Second Quarter 2019 Conference Call

ATLANTA – August 5, 2018 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI), a nuclear services company today announced that it will host a conference call at 11:00 a.m. ET on Thursday, August 8, 2019. The call will be available on the Company’s website at www.perma-fix.com, or by calling 844-369-8770 for U.S. callers, or +1 862-298-0840 for international callers. The conference call will be led by Mark J. Duff, Chief Executive Officer, Dr. Louis F. Centofanti, Executive Vice President of Strategic Initiatives, and Ben Naccarato, Vice President and Chief Financial Officer of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through 11:00 a.m. August 15, 2019, and can be accessed by calling: 877-481-4010 (U.S. callers) or +1 919-882-2331 (international callers) and entering conference ID: 52888.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company’s nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the U.S. Department of Energy (DOE), the U.S. Department of Defense (DOD), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates three nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide. Please visit us at http://www.perma-fix.com.

Contacts:

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316